Exhibit 107.1

Calculation of Filing Fee Table

Form S-4
(Form Type)

Issuer:
T-Mobile USA, Inc.

Guarantors:
American Telecasting of Seattle, LLC
American Telecasting of Yuba City, LLC
APC Realty and Equipment Company, LLC
Assurance Wireless of South Carolina, LLC
Assurance Wireless USA, L.P.
ATI Sub, LLC
Clear Wireless LLC
Clearwire Communications LLC
Clearwire Hawaii Partners Spectrum, LLC
Clearwire IP Holdings LLC
Clearwire Legacy LLC
Clearwire Spectrum Holdings II LLC
Clearwire Spectrum Holdings III LLC
Clearwire Spectrum Holdings LLC
Clearwire XOHM LLC
Fixed Wireless Holdings, LLC
IBSV LLC
MetroPCS California, LLC
MetroPCS Florida, LLC
MetroPCS Georgia, LLC
MetroPCS Massachusetts, LLC
MetroPCS Michigan, LLC
MetroPCS Nevada, LLC
MetroPCS New York, LLC
MetroPCS Pennsylvania, LLC
MetroPCS Texas, LLC
Nextel Retail Stores, LLC
Nextel South Corp.
Nextel Systems, LLC
Nextel West Corp.

NSAC, LLC
PCTV Gold II, LLC
People’s Choice TV of Houston, LLC
PRWireless PR, LLC
PushSpring, LLC
SIHI New Zealand Holdco, Inc.
Sprint Capital Corporation
Sprint Communications Company L.P.
Sprint Communications Company of New Hampshire, Inc.
Sprint Communications Company of Virginia, Inc.
Sprint Communications LLC
Sprint International Communications Corporation
Sprint International Holding, Inc.
Sprint International Incorporated
Sprint International Network Company LLC
Sprint LLC
Sprint PCS Assets, L.L.C.
Sprint Solutions, Inc.
Sprint Spectrum LLC
Sprint Spectrum Realty Company, LLC
Sprint/United Management Company
SprintCom LLC
T-Mobile Central LLC
T-Mobile Financial LLC
T-Mobile Innovations LLC
T-Mobile Leasing LLC
T-Mobile License LLC
T-Mobile Northeast LLC
T-Mobile Puerto Rico Holdings LLC
T-Mobile Puerto Rico LLC
T-Mobile Resources LLC
T-Mobile South LLC
T-Mobile US, Inc.
T-Mobile West LLC
TDI Acquisition Sub, LLC
TMUS International LLC
Transworld Telecom II, LLC
TVN Ventures LLC
USST of Texas, Inc.
Utelcom LLC
VMU GP, LLC
WBS of America, LLC
WBSY Licensing, LLC
Wireline Leasing Co., Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	—	—	—	—	—	—			—
Fees Previously Paid	Debt	2.250% Senior Notes due 2026(2)	457(f); 457(a)	$800,000,000	—	$800,000,000	(1)	0.0000927	$74,160.00
	Debt	Guarantees of the 2.250% Senior Notes due 2026(3)	457(n)	$800,000,000	—	—		—	—
	Debt	3.375% Senior Notes due 2029(2)	457(f); 457(a)	$1,100,000,000	—	$1,100,000,000	(1)	0.0000927	$101,970.00
	Debt	Guarantees of the 3.375% Senior Notes due 2029(3)	457(n)	$1,100,000,000	—	—		—	—
	Debt	3.500% Senior Notes due 2031(2)	457(f); 457(a)	$1,100,000,000	—	$1,100,000,000	(1)	0.0000927	$101,970.00
	Debt	Guarantees of the 3.500% Senior Notes due 2031(3)	457(n)	$1,100,000,000	—	—		—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—				—	—	—	—
	Total Offering Amounts					$3,000,000,000			$278,100.00
	Total Fees Previously Paid								$278,100.00
	Total Fee Offsets								$0.00
	Net Fee Due								$0.00

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended.

(2)	The 2.250% Senior Notes due 2026, the 3.375% Senior Notes due 2029 and the 3.500% Senior Notes due 2031 will be the obligations of T-Mobile USA, Inc.

(3)
T-Mobile US, Inc. and the registrants listed on the Table of Additional Registrants will guarantee the obligations of T-Mobile USA, Inc. under the 2.250% Senior Notes due 2026, the 3.375% Senior Notes due 2029 and the 3.500% Senior Notes due 2031.  The guarantees are not traded separately.  Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee is due with respect to the guarantees.